UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2008

Grubb & Ellis Healthcare REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53206	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

AMENDED ADVISORY AGREEMENT

On November 14, 2008, we entered into an amended and restated advisory agreement with Grubb & Ellis Healthcare REIT Holdings, L.P., or our operating partnership, Grubb & Ellis Healthcare REIT Advisor, LLC, or our advisor and Grubb & Ellis Realty Investors, LLC, or Grubb & Ellis Realty Investors, the managing member of our advisor, or the Amended Advisory Agreement. The Amended Advisory Agreement was effective as of October 24, 2008, the expiration date of our previous advisory agreement, and expires on September 20, 2009. The material terms of the Amended Advisory Agreement are summarized below.

I. Acquisition Fee

The Amended Advisory Agreement reduces the acquisition fee payable to our advisor or its affiliates for services rendered in connection with the investigation, selection and acquisition of our properties from up to 3.0% to an amount determined as follows:

• for the first $375,000,000 in aggregate contract purchase price for properties acquired directly or indirectly by us after October 24, 2008, 2.5% of the contract purchase price of each such property;

• for the second $375,000,000 in aggregate contract purchase price for properties acquired directly or indirectly by us after October 24, 2008, 2.0% of the contract purchase price of each such property, which amount is subject to downward adjustment, but not below 1.5%, based on reasonable projections regarding the anticipated amount of net proceeds to be received in our offering; and

• for above $750,000,000 in aggregate contract purchase price for properties acquired directly or indirectly by us after October 24, 2008, 2.25% of the contract purchase price of each such property.

The Amended Advisory Agreement also provides that we will pay an acquisition fee in connection with the acquisition of real estate related securities in an amount equal to 1.5% of the amount funded to acquire or originate each such real estate related security.

Our advisor or its affiliates will be entitled to receive these acquisition fees for properties and real estate related securities acquired with funds raised in our offering, including acquisitions completed after the termination of the Amended Advisory Agreement, subject to certain conditions.

II. Asset Management Fee

The Amended Advisory Agreement reduces the monthly asset management fee we pay to our advisor in connection with the management of our assets from one-twelfth of 1.0% of our average invested assets to one-twelfth of 0.5% of our average invested assets.

III. Self-Management Plan

We currently intend to pursue a program of self-management pursuant to which we do not intend to internalize (acquire from) any functions of our advisor. We currently have a Chief Executive Officer, Scott D. Peters, with whom we have entered into an employment agreement, as described in Item 5.02 below. We also intend to engage one or more asset managers and potentially other employees. Our advisor has agreed to use reasonable efforts to cooperate with us in pursuing this strategy of self-management, including timely providing information to us, reviewing the processes and procedures currently in place for providing information to us for approval of material matters, and establishing a liaison program with us. As we pursue our self-management plan, the duties and responsibilities of our advisor may be adjusted. To the extent our board of directors determines that it is in the best interests of our stockholders, we may decide in the future to internalize certain functions of our advisor, subject to negotiation and approval by our independent directors and our advisor.

IV. Personnel

We agree in the Amended Advisory Agreement not to solicit any of the current and/or future employees of our advisor for two years following the termination of our initial public offering. In addition, our advisor has agreed to take reasonable steps to retain key employees designated by us so that they are available to provide ongoing, non-exclusive services for us consistent with the Amended Advisory Agreement.

V. Future Offerings

We do not currently intend to conduct a follow-on public offering after the expiration of our initial public offering on September 20, 2009, although nothing limits our rights to pursue such an offering in the future. If Grubb & Ellis Realty Investors or one of its affiliates determines to sponsor a new real estate investment trust, or REIT, focused on acquiring healthcare properties, Grubb & Ellis Realty Investors has agreed to coordinate the timing of any offering by such new healthcare REIT so as not to negatively impact our offering.

AMENDED PARTNERSHIP AGREEMENT

On November 14, 2008, we entered into an amendment to the partnership agreement for our operating partnership, or the Partnership Agreement Amendment. Pursuant to the terms of the Partnership Agreement Amendment, our advisor may elect to defer its right to receive a subordinated distribution from our operating partnership after the termination of the Amended Advisory Agreement, subject to certain conditions.

The Partnership Agreement Amendment provides that after the termination of the Amended Advisory Agreement, if there is a listing of our shares on a national securities exchange or a merger with a company that has shares listed on a national securities exchange, our advisor will be entitled to receive a distribution from our operating partnership in an amount equal to 15.0% of the amount, if any, by which (1) the fair market value of the assets of our operating partnership (determined by appraisal as of the listing date or merger date, as applicable) owned as of the termination of the Amended Advisory Agreement, plus any assets acquired after such termination for which our advisor was entitled to receive an acquisition fee (as described above under Amended Advisory Agreement — Acquisition Fee), or the Included Assets, less any indebtedness secured by the Included Assets, plus the cumulative distributions made by our operating partnership to us and the limited partners who received partnership units in connection with the acquisition of the Included Assets, from our inception through the listing date or merger date, as applicable, exceeds (2) the sum of the total amount of capital raised from stockholders and the capital value of partnership units issued in connection with the acquisition of the Included Assets through the listing date or merger date, as applicable, (excluding any capital raised after the completion of our offering) (less amounts paid to redeem shares pursuant to our share repurchase plan) plus an annual 8.0% cumulative, non-compounded return on such invested capital and the capital value of such partnership units measured for the period from inception through the listing date or merger date, as applicable.

In addition, the Partnership Agreement Amendment provides that after the termination date in the event of a liquidation or sale of all or substantially all of the assets of the operating partnership, or an other liquidity event, then our advisor will be entitled to receive a distribution from our operating partnership in an amount equal to 15.0% of the net proceeds from the sale of the Included Assets, after subtracting distributions to our stockholders and the limited partners who received partnership units in connection with the acquisition of the Included Assets of (1) their initial invested capital and the capital value of such partnership units (less amounts paid to repurchase shares pursuant to our share repurchase program) through the date of the other liquidity event plus (2) an annual 8.0% cumulative, non-compounded return on such invested capital and the capital value of such partnership units measured for the period from inception through the other liquidity event date.

The foregoing summaries of the material terms of the Amended Advisory Agreement and the Partnership Agreement Amendment are qualified in their entirety by the terms of the Amended Advisory Agreement and the Partnership Agreement Amendment attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 14, 2008, we entered into an employment agreement for a term beginning November 1, 2008 to November 1, 2010, or the Employment Agreement, with Scott D. Peters, our Chief Executive Officer, President and Chairman of the Board of Directors. The Employment Agreement provides for an initial annual base salary of $350,000. Mr. Peters is eligible to receive an annual bonus, based upon performance goals to be established by the compensation committee of our board of directors, after discussion of such goals with Mr. Peters. The maximum annual bonus payable to Mr. Peters upon the achievement of the applicable performance goals initially has been set at 100% of his base salary. The terms of his compensation will be reviewed in six months by the compensation committee and may be increased or decreased at such time; provided, however, that the compensation committee will not decrease his annual base salary by more than twenty percent from his initial base salary. The Employment Agreement also provides that Mr. Peters is entitled to four weeks of paid vacation time per calendar year and that we will pay Mr. Peters’ monthly premium for medical, dental, vision and/or prescription drug plans for a six month period beginning on November 1, 2008, and ending on April 30, 2009, and at the conclusion of such six-month period, the compensation committee will evaluate alternatives for health coverage for Mr. Peters.

In the event that, during the two-year employment period, we terminate Mr. Peters’ employment without cause (as defined in the Employment Agreement), Mr. Peters will be entitled to receive a lump sum severance payment equal to 0.5 times his annual base salary and a payment equal to a pro-rata portion of his annual bonus for the year in which his date of termination occurs.

In addition, on November 14, 2008, we granted Mr. Peters 40,000 shares of restricted common stock under, and pursuant to the terms and conditions of, our 2006 Incentive Plan, as amended. The shares of restricted common stock will vest and become non-forfeitable in equal annual installments of 33.3% each, on the first, second and third anniversaries of the grant date.

The foregoing summary of the material terms of the Employment Agreement is qualified in its entirety by the Employment Agreement attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Amended and Restated Advisory Agreement by and among Grubb & Ellis Healthcare REIT, Inc., Grubb & Ellis Healthcare REIT Holdings, LP, Grubb & Ellis Healthcare REIT Advisor, LLC and Grubb & Ellis Realty Investors, LLC, dated as of November 14, 2008

10.2 Amendment No. 1 to Agreement of Limited Partnership of Grubb & Ellis Healthcare REIT Holdings, LP by and between Grubb & Ellis Healthcare REIT, Inc. and Grubb & Ellis Healthcare REIT Advisor, LLC, dated as of November 14, 2008

10.3 Employment Agreement by and between Grubb & Ellis Healthcare REIT, Inc. and Scott D. Peters, dated November 14, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT, Inc.

November 19, 2008	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Advisory Agreement by and among Grubb & Ellis Healthcare REIT, Inc., Grubb & Ellis Healthcare REIT Holdings, LP, Grubb & Ellis Healthcare REIT Advisor, LLC and Grubb & Ellis Realty Investors, LLC, dated as of November 14, 2008
10.2	Amendment No. 1 to Agreement of Limited Partnership of Grubb & Ellis Healthcare REIT Holdings, LP by and between Grubb & Ellis Healthcare REIT, Inc. and Grubb & Ellis Healthcare REIT Advisor, LLC, dated as of November 14, 2008
10.3	Employment Agreement by and between Grubb & Ellis Healthcare REIT, Inc. and Scott D. Peters, dated November 14, 2008